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                                                               Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion of our report dated December 24, 1996 on the Supplemental Consolidated Financial Statements of Washington Mutual, Inc. and subsidiaries, and to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-17291 of Washington Mutual, Inc. and related Prospectus of our report dated February 14, 1996, appearing on Form 10-K and our report dated October 15, 1996, appearing on Form 8-K dated October 18, 1996, as amended by Form 8-K/A dated October 23, 1996, as amended by Form 8K/A dated October 25, 1996.


We also consent to the reference to us under the heading "Experts" in such Registration Statement and Prospectus.


                                               /s/ Deloitte & Touche LLP


Seattle, Washington

December 30, 1996